Proxy Q & A

NOTE: THIS DOCUMENT REFERS PRIMARILY TO THE PROXY STATEMENT FOR THE OPEN ENDED FUNDS (G.T. INVESTMENT FUNDS, G.T. GLOBAL GROWTH SERIES, G.T. INVESTMENT PORTFOLIOS, AND GT GLOBAL SERIES TRUST). WHERE IT REFERS TO ONE OF THE OTHER THREE PROXIES (EASTERN EUROPE, FLOATING RATE, VARIABLE ANNUITY), IT IS NOTED.

GENERAL
-------------------------------------------------------------------------------
     WHY DID I GET THIS PROXY PACKET?
          - As a shareholder of one of the GT Global Funds, you have a right to vote on certain types of changes to your Fund, such as those proposed in this proxy.
          - Your vote is important. If we do not get votes from at least 50% of the shareholders of a Fund, the Fund must make further solicitations.
          - Shareholders of record as of the close of business on March 17, 1998 received one or more proxy packets.

     WHAT ARE THE REQUIREMENTS FOR APPROVAL?  ARE THEY THE SAME FOR ALL
     PROPOSALS?
          - More than 50% of the outstanding shares of the Fund, or 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares are represented at the meeting. In order for the solicitation to be completed, we must get a response from 50% of the outstanding shares.
          - The requirements for approval are the same for Proposals 2-6. A plurality (the highest number of votes must be "For", does not have to be a majority) of all votes cast is required for the election of Directors in Proposal 1; a majority of all votes cast is required for the ratification of Accountants in Proposal 7.
          -    On Proposal Four for the Open Ended Funds proxy, shareholders may vote against the changes proposed with respect to specific fundamental restrictions applicable to their Fund.

     WHY DID I GET MORE THAN ONE PACKET?  CAN I JUST FILL OUT ONE CARD?
          - Separate packets were created for the shareholders of the Floating Rate Fund, the Eastern Europe Fund, and the Variable Annuity Funds, because some of the proposals are different. (A separate packet was also created for some Smith Barney Shareholders. If you get a call from a shareholder who received the SB proxy, please refer them to SB at 800 224-7523).
          - A separate card is enclosed for each fund and each class of shares that you own. Every card must be signed and returned.

     HOW ARE THE PROPOSALS IN EACH PROXY PACKET DIFFERENT?
          -    Each proxy contains the following proposals:

                                                                    PROPOSAL NUMBER
                                                                    OPN    FRF    EEF    VA
                Election of board of directors or trustees          1      1      1      1
               ------------------------------------------------------------------------------
                New investment management and administration        2      2      2      2
                agreements and sub-advisory and sub-administration
                agreements
               ------------------------------------------------------------------------------
                12b-1 plan of distribution                          3
               ------------------------------------------------------------------------------
                Changes to the fundamental investment restrictions  4      3      3      3
               ------------------------------------------------------------------------------
                Agreement and plan of termination for each company  5      5             4
               ------------------------------------------------------------------------------
                Conversion of the portfolios                        6      4
               ------------------------------------------------------------------------------
                Selection of accountants                            7      6      4      5
               ------------------------------------------------------------------------------

          - The Floating Rate Fund's Proposal 4 is the approval of the Fund and Floating Rate portfolio to "interval fund" status. This will provide greater liquidity by guaranteeing shareholders the ability to sell at least a portion of their shares each quarter.

                               FOR INTERNAL GT GLOBAL USE ONLY

     WHY WAS GT GLOBAL PUT UP FOR SALE?
          - GT Global's owner, Liechtenstein Global Trust (LGT), decided to focus on its core business of offshore private banking and therefore made the decision to sell its Asset Management Division, of which GT Global is a part.

     WHO IS AMVESCAP?  WHO IS AIM?
          - AMVESCAP is the parent company of the AIM Funds. It was formed in 1997 when INVESCO purchased AIM.
          - AIM was organized in 1976 and, together with its affiliates, currently advises over 50 Funds with total assets of approx. $83 billion as of December 31, 1997.
          - For more information about the AIM Funds, shareholders should call 800 959-4246 and brokers should call 800 998-4246. AIM's website is www.aimfunds.com.
          - The address of AIM, all of the Directors of AIM, AIM Distributors, AIM Services, and AIM Management, is 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173.
          - As of December 31, 1997, AMVESCAP and its subsidiaries had approximately $192 billion under management.
          - AMVESCAP's worldwide investment team consists of approximately 330 investment professionals located in major financial centers, and includes larger investment teams in Atlanta, Boston, Dallas, Denver, Hong Kong, Houston, London, Louisville, Miami, Portland (Oregon), and Tokyo.
          - The corporate headquarters of AMVESCAP are located at 11 Devonshire Square, London EC2M 4YR, England.

PROPOSAL ONE
--------------------------------------------------------------------------------
Re-election of current board members.

     WILL THE BOARD OF THE FUNDS REMAIN THE SAME ONCE AIM TAKES OVER?
          - Based on the approval of this proposal, the board members will remain the same, except that Robert G. Wade, Jr. will resign.

PROPOSAL TWO
--------------------------------------------------------------------------------
AIM Advisors proposed to become the new investment managers for the Funds.
- AIM Advisors would serve as investment manager and administrator, and CLGT would serve as sub-advisor and sub-administrator.
- Except for the change in investment manager and establishment of sub-advisory relationships, there are no material differences between the current management contracts and the proposed ones.
- There are not anticipated to be any substantial changes in the way the Funds are managed or operated, except as AIM sees fit to ensure strong investment performance of the Funds with respect to market conditions.

     WHAT WILL HAPPEN TO MY FUND?  WILL IT BE MERGED INTO AN AIM FUND?
     WILL THIS CHANGE IN MANAGEMENT IMPROVE THE PERFORMANCE OF MY FUND(S)?
     (P.13)
          - AIM will study the investment performance of the Funds and the resources of the combined organization
          - AIM may decide to take steps to ensure strong investment performance in the future
          - These steps may include reorganizations or mergers of certain funds with similar investment objectives, and changes in investment personnel
          - Certain changes, such as fund mergers, would require approval from both the Fund's boards and their shareholders.

                               FOR INTERNAL GT GLOBAL USE ONLY

     WHAT DOES THIS SUB-ADVISOR AND SUB-ADMINISTRATOR ARRANGEMENT MEAN? IS SOMEONE ELSE MANAGING MY FUNDS?
          - The Board expects that substantially the same investment teams and management personnel will manage the funds on a daily basis through CLGT as sub-advisor to the Funds.
          - The sub-advisor and sub-administrator agreements are necessary so that, for legal and contractual reasons, the two investment managers (AIM and CLGT) can be kept separate.

     WHY SHOULD I VOTE FOR PROPOSAL TWO?
          - A "Yes" vote is needed to ensure a smooth transition of the Funds with the acquisition of GT Global by AMVESCAP.
          - It is expected that the same fund management will remain in place and be enhanced by the combined AMVESCAP/CLGT investment team
          -    Shareholders will have access to AIM products
          - AIM is committed to maintaining the fund expense caps for at least two years
          - As a larger organization, AIM may be able to provide additional administrative and shareholder services.

     IS THE PURCHASE OF GT GLOBAL CONTINGENT ON SHAREHOLDER APPROVAL? WHAT HAPPENS IF YOU DON'T GET THE VOTE?
          -    Purchase is not contingent on approval of the New Agreements
          - Current management contracts would automatically terminate, and the Board would make arrangements for obtaining advisory services such as hiring AIM and GT Global on an interim basis

     WILL I BE ABLE TO EXCHANGE INTO AIM FUNDS?  WHEN?
          - Yes, we hope to be able to offer the option of exchanging into the AIM Funds for class A shares shortly after the shareholder meeting, provided that all proposals pass.
          - It is anticipated that exchanges for other classes of shares will be available when the transfer agency system conversion takes places, targeted for September 8, 1998.

     WILL THE SALES CHARGES CHANGE IF THIS PROPOSAL PASSES?
          - The breakpoints and sales charges will change. The new sales charges will apply to purchases made into new and existing accounts after June 1.
          - The maximum sales charge will increase from 4.75% to 5.50% for Europe, Growth and Income, International, Japan, Pacific, Worldwide, America Mid Cap Fund, America Small Cap, and America Value (Group I funds).
          - Max. sales charge for Class a Shares of the Remaining Funds (Group II funds) would remain at 4.75%

                               FOR INTERNAL GT GLOBAL USE ONLY

PROPOSED SALES CHARGE CHANGES TO THE GT GLOBAL FUNDS

-------------------------------------------------------------------------------------------------------------
                                                                                                    Proposed
GROUP I FUNDS                 Amount of Purchase            Current             Proposed            Dealer
                                                                                Group I             Allowance
-------------------------------------------------------------------------------------------------------------
EUROPE                        < 25,000                      4.75                5.50                4.75
GROWTH AND INCOME
INTERNATIONAL
JAPAN
PACIFIC
WORLDWIDE
AMERICA MID CAP
AMERICA SMALL CAP
AMERICA VALUE
------------------------------------------------------------------------------------------------------------
                              25,000 < 50,000               4.75                5.25                4.50
                              50,000 < 100,000              4.00                4.75                4.00
                              100,000 < 250,000             3.00                3.75                3.00
                              250,000 < 500,000             2.00                3.00                2.50
                              500,000 < 1,000,000           0                   2.00                1.60
                              1,000,000 or more             0                   0 (CDSC             1.00
                                                                                INFO. BELOW)
------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                                                    Proposed
GROUP II FUNDS                Amount of Purchase            Current             Proposed            Dealer
                                                                                Group II            Allowance
-------------------------------------------------------------------------------------------------------------
DEVELOPING MARKETS            < 25,000                      4.75                4.75                4.00
EMERGING MARKETS
LATIN AMERICA
CONSUMER PROD & SVC
FINANCIAL SERVICES
HEALTH CARE
INFRASTRUCTURE
NATURAL RESOURCES
TELECOMMUNICATIONS
GOVERNMENT INCOME
HIGH INCOME
STRATEGIC INCOME
NEW DIMENSION
-------------------------------------------------------------------------------------------------------------
                              25,000 < 50,000               4.75                4.75                4.00
                              50,000 < 100,000              4.00                4.00                3.25
                              100,000 < 250,000             3.00                3.75                3.00
                              250,000 < 500,000             2.00                2.50                2.00
                              500,000 < 1,000,000           0                   2.00                1.60
                              1,000,000 or more             0                   0 (CDSC             1.00
                                                                                INFO. BELOW)
-------------------------------------------------------------------------------------------------------------

     - 1% CDSC applies to purchases of $1,000,000 or more that are redeemed within 18 months of purchase

                               FOR INTERNAL GT GLOBAL USE ONLY

PROPOSAL THREE
--------------------------------------------------------------------------------
Approval of replacement rule 12b-1 plans of distribution. (THIS PROPOSAL DOES NOT PERTAIN TO THE PROXIES FOR FLOATING RATE, EASTERN EUROPE, OR VARIABLE ANNUITY.)
- Changes are primarily to make the distribution and services available to GT Global Funds comparable to AIM Funds.
-    This will allow for exchanges between GT Global and AIM Funds

     WHAT IS A 12b-1 PLAN OF DISTRIBUTION?
     - 12b-1 refers to the fee that is paid to the Distributor, which would be AIM Distributors, to market and distribute the Funds, including advertising and trail commissions to brokers.

     WHAT IS THE DIFFERENCE BETWEEN THE DISTRIBUTION PLANS THE FUNDS HAVE NOW AND WHAT IS BEING PROPOSED? (P.22)
     -    AIM Distributors would succeed GT Global as each Fund's distributor
     - Proposed plans are compensation-type plans rather than reimbursement-type plans. This means that AIM Distributors would receive a set fee (at the same annual rate as has been paid to GT Global) for distributing the Funds, instead of being reimbursed for actual expenses.
     -    Compensation-type plans are becoming more standard in the industry

     WHY SHOULD I VOTE FOR THE PROPOSED PLANS? (P.25)
     - Consistency between AIM and GT Global Funds, ability to provide comparable shareholder and distribution services to the Funds.
     -    Simplify the accounting for the compensation plan
     - Enhances a distributor's ability to provide services by giving them more flexibility over how and when they spend their money

     WHAT IF AIM DISTRIBUTORS DOESN'T USE ALL OF THE FEES IT IS PAID FOR DISTRIBUTION? ARE THEY CHANGING THE DISTRIBUTION PLAN TO MAKE A PROFIT? (P.25)
     -    AIM Distributors could realize a profit or a loss.
     - For the AIM Funds, they have historically spent more than they received in distribution fees, and they fully expect to spend more on shareholder servicing and distribution than they would receive under the proposed plans.

     IS THIS PROPOSAL INCREASING THE FEES PAID BY THE FUNDS FOR DISTRIBUTION? (P.26)
     -    No

PROPOSAL FOUR
--------------------------------------------------------------------------------
Approval of changes to certain fundamental investment restrictions of each Fund. (PROPOSAL 3 FOR EASTERN EUROPE, FLOATING RATE AND VARIABLE ANNUITY)
- Each Fund adopted certain fundamental restrictions, which can only be changed with shareholder approval. For example, a fundamental restriction might be a restriction on the types of securities in which a Fund can invest. The Board may change non-fundamental policies or restrictions without shareholder approval.
- Some of the fundamental restrictions reflect regulatory, business or industry conditions, practices or requirements that are no longer in effect
- This proposal would simplify, modernize and make more uniform those restrictions that are required to be fundamental.

     WHY IS THIS BEING PROPOSED? (P.27)
     - These changes would give each fund's investment advisor greater flexibility to respond to market, regulatory or industry changes. These reclassifications are not intended to materially alter any fund's investment objectives.

                               FOR INTERNAL GT GLOBAL USE ONLY

     - Funds will be able to avoid the costs and delays associated with shareholder meetings

     DOES THIS GIVE THE FUND MANAGEMENT MORE LATITUDE TO PUT THE FUND AT RISK WITHOUT BEING SUBJECT TO SHAREHOLDER APPROVAL? (P.27)
     - It is not anticipated that these changes will result in a greater level of investment risk for the Funds
     - The proposed changes will allow the Funds greater flexibility to respond to future investment opportunities

PROPOSALS FIVE AND SIX
--------------------------------------------------------------------------------
Five - Approval of an agreement and plan of conversion and termination for each company
Six - Approval of the conversion of the portfolios in which certain funds invest
- Some of the Funds are organized as Maryland corporations, and some are organized as Massachusetts business trusts, and some invest in portfolios which are organized as New York common law trusts
-    This proposal would reorganize them all as Delaware business trusts
- The purpose is to modernize the organizational documents under which the Funds operate, and to make them similar to the AIM Funds

     WHAT IS THE ADVANTAGE OF THE DELAWARE BUSINESS TRUST? (P. 40)
     - Offers greater flexibility and is becoming the standard in the industry
     - Delaware law offers certain advantages for business trusts and some important protections for shareholders.

     WHAT IMPACT WILL THIS HAVE ON MY GT GLOBAL ACCOUNT? (P. 42)
     - This will not change your account. Shareholders who hold certificate shares will not be required to send them back in.
     - This proposal would allow the Funds to offer additional classes of shares in the future
     - This would also allow the Funds to convert class B shares into class A shares after 8 years, thereby giving shareholders lower 12b-1 fees.

     WHAT IS THE CONVERSION TO "INTERVAL FUND" STATUS PROPOSED FOR THE FLOATING RATE FUND (PROPOSAL 4)? (P. 21 FRF PROXY)
     - The Fund would adopt a fundamental policy to make quarterly tender offers, thereby providing greater liquidity by guaranteeing shareholders the ability to sell at least a portion of their shares each quarter.
     - Currently, the Board is not obligated to authorize a tender offer each quarter.

PROPOSAL SEVEN
--------------------------------------------------------------------------------
Ratification of the selection of independent public accountants
-    Coopers & Lybrand LLP

                               FOR INTERNAL GT GLOBAL USE ONLY